Exhibit 10.58

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (“Third Amendment to Loan and Security Agreement”) is dated as of June 26, 2014 and is made by and among UniBank for Savings (together with its successors and assigns, the “Bank” or “Lender”), Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (sometimes referred to herein as “Arrhythmia”) and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (sometimes referred to herein as “Micron”).

RECITALS

A.    The Bank extended a line of credit dated March 29, 2013 to the Borrowers as evidenced by the $4,000,000.00 Commercial Revolving Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended from time to time, the “Line Note”).

B.    The Bank extended a term loan dated March 29, 2013 to the Borrowers as evidenced by the $1,500,000.00 Commercial Term Promissory Note made by the Borrowers in favor of the Bank (as amended from time to time, the “Term Note”).

C.    The Bank extended an equipment line of credit dated March 29, 2013 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended from time to time, the “Equipment Note”).

D.    Except where the context requires otherwise, all capitalized terms used herein shall have the meanings set forth in the Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013 (as amended from time to time, the “Loan Agreement”).

E.    The Borrowers and the Guarantors have requested that the Bank:

(i)	Modify certain provisions in the Loan Agreement; and

(ii)	Provide additional financial accommodations to the Borrowers in the form of a $1,000,000.00 Equipment Line of Credit Loan to the Borrowers.

Now therefore, in order to induce the Bank to enter into this Third Amendment to Loan and Security Agreement, the Third Modification Documents (as hereafter defined), to provide the additional financial accommodations to the Borrowers and for other valuable consideration, the receipt and sufficiency of which is acknowledged, the Borrowers jointly and severally make the following representations, warranties, covenants and agreements effective as of the date of this Third Amendment to Loan and Security Agreement:

X-1

Exhibit 10.58

1.Inducement Representations. The Borrowers hereby jointly and severally represent, warrant and covenant to the Bank that: (a) no Event of Default has occurred, and no event has occurred which with notice or lapse of time or both would constitute an Event of Default under any of the Loan Documents; (b) the Loan Documents, including this Third Amendment to Loan and Security Agreement and the other Third Modification Documents are the valid, binding and enforceable obligations of the Borrowers, as applicable; (c) the Borrowers have no defenses, setoffs, claims or counterclaims against the Bank with respect to any of the Loans and to the extent any such defenses, setoffs, claims or counterclaims exist, the Borrowers hereby waive and release the same; (d) the execution and delivery of this Third Amendment to Loan and Security Agreement and each of the other Third Modification Documents have been duly authorized by all necessary corporate action; (e) all of the representations and warranties of the Borrowers set forth in the Loan Agreement and the other Loan Documents, as amended hereby, are true, accurate and complete on and as of the date hereof; (f) the payment and performance of all Obligations of the Borrowers to the Bank (as defined in the Loan Agreement) are secured and shall continue to be secured in accordance with the terms of the Loan Agreement and all other Loan Documents which create or perfect security interests in favor of the Bank; and (g) all facts set forth in the Recital Section of this Third Amendment to Loan and Security Agreement are true, accurate, and complete.

2.Amendment to Definitions in Section 1 of the Loan Agreement.

(a)     Section 1 of the Loan Agreement is hereby amended by adding thereto the following new definitions and, for terms already defined therein, amending and restating such definitions as set forth below:

2014 Equipment Line of Credit means the Borrowers’ Equipment Line of Credit Loan with the Bank referred to in Section 2 hereof, the indebtedness of which is evidenced by the 2014 Equipment Note.

2014 Equipment Note means the Commercial Equipment Line of Credit Promissory Note dated June 26, 2014 made by the Borrowers in favor of the Lender in the original face amount of $1,000,000.00 evidencing indebtedness for the 2014 Equipment Line of Credit, as the same may be amended, modified, restated or replaced from time to time.

Agreement or Loan Agreement means the Loan and Security Agreement, as amended by the First Amendment to Loan and Security Agreement dated October 3, 2013, as further amended by the Second Amendment to Loan and Security Agreement dated April 10, 2014, as further amended by Third Amendment to Loan and Security Agreement dated June 26, 2014, as the same may be further amended from time to time. Any and all reference to the Agreement or Loan Agreement shall include the First Amendment to Loan and Security Agreement, the Second Amendment to Loan and Security Agreement and the Third Amendment to Loan and Security Agreement.

X-1

Exhibit 10.58

Loan Documents - the definition thereof shall additionally include this Third Amendment to Loan and Security Agreement and the Third Modification Documents.

Loans mean:

(i) the Line of Credit evidenced by the Line Note;

(ii) the Term Loan evidenced by the Term Note;

(iii) the Equipment Line of Credit evidenced by the Equipment Note;

(iv) the 2014 Equipment Line of Credit evidenced by the 2014 Equipment Note; and

(v) any other loans made by the Bank to Arrhythmia or Micron or both at any time.

Third Amendment to Loan and Security Agreement means this Third Amendment to Loan and Security Agreement, which amends the Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013.

Third Modification Documents mean the following:

(i)	the Third Amendment to the Loan and Security Agreement;

(ii)	the 2014 Equipment Note; and

(iii)	all other documents executed by the Borrowers listed on the Closing Agenda attached hereto as Schedule G.

(b)     All other existing definitions in the Loan Agreement are hereby ratified and confirmed as amended to date.

3.New Section 2.3A. The following new Section 2.3A is inserted immediately following the end of Section 2.3 and immediately preceding Section 2.4:

“2.3A 2014 Equipment Line of Credit.

(a) Pursuant to this Agreement and the terms and conditions of the 2014 Equipment Note and upon satisfaction of the conditions precedent in Section 5 hereof, the Borrowers may borrow and repay (but not reborrow) under the 2014 Equipment Line of Credit; provided, however, that (i) the aggregate amount of all advances and borrowings at any one time outstanding thereunder shall not exceed the face amount of the 2014 Equipment Note minus the amount of all Open Credits (such maximum permitted amount being referred to as the “2014 Equipment Maximum Availability”); (ii) any privilege of the Borrowers to request advances or to borrow under the 2014 Equipment Line of Credit shall

X-1

Exhibit 10.58

terminate on the earlier of: (A) June 26, 2015 or (B) the date upon which the amount of all advances under the 2014 Equipment Line of Credit are equal to the face amount of the 2014 Equipment Note (such date as it may be extended in writing from time to time, in the Bank’s sole discretion, being referred to herein as the “2014 Equipment Conversion Date”) or, at the Bank’s option, on the earlier occurrence of a Default or an Event of Default.

(b) All advances under the 2014 Equipment Line of Credit shall be evidenced by the 2014 Equipment Line Note, shall bear interest thereunder and all principal, interest and other amounts due thereunder shall be due and payable in full on the Maturity Date (as defined in the 2014 Equipment Note).

(c) Any advance under the 2014 Equipment Line of Credit shall not exceed eighty percent (80%) of the invoice amount of the equipment being purchased with the proceeds of the 2014 Equipment Line of Credit.

(d) Borrowers shall not request advances under the 2014 Equipment Line of Credit which would cause the 2014 Equipment Maximum Availability to be exceeded if the advance were made.

(e) The making of any advances by the Bank to the Borrowers under the 2014 Equipment Line of Credit in excess of the 2014 Equipment Maximum Availability is for the Borrowers’ benefit and does not in any way effect the unconditional obligation of the Borrowers to repay such advances under the terms of the 2014 Equipment Line Note and the other applicable Loan Documents. Without limiting any other rights available to the Bank under the Loan Documents, the Borrowers agree to pay to the Bank upon DEMAND (whether or not an Event of Default exists) the principal balance of the 2014 Equipment Line of Credit outstanding in excess of the 2014 Equipment Maximum Availability together with all accrued and unpaid interest owing on said excess amounts.”

4.Amendment to Section 5.1 of the Loan Agreement. Existing Section 5.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“5.1 Initial Advances. The initial advance under the Line of Credit, the single advance under the Term Loan, the initial advance under the Equipment Line of Credit and the initial advance under the 2014 Equipment Line of Credit shall be subject to the following conditions precedent (unless waived by the Bank in its sole discretion):

(a) Approval of Bank Counsel. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.

(b) Proof of Action. The Bank shall have received such documents evidencing each Borrower’s power to execute and deliver this Agreement and the other Loan Documents and the Bank shall have received evidence of compliance

X-1

Exhibit 10.58

with all conditions set forth in the Bank’s Commitment Letter to the Borrowers dated March 12, 2013 in a timely fashion, all satisfactory to the Bank and its counsel.

(c) The Note and Loan Documents. The Borrowers shall have delivered to the Bank the Notes, this Agreement, the other Loan Documents and such other documents as the Bank may request including without limitation all documents necessary to confirm, secure and perfect the Bank’s security interest in the Collateral in form and substance satisfactory to the Bank (the “Security Documents”) including without limitation the Landlord’s Consents and Waivers, the Financing Statements of the Borrowers, the Patent Security Agreements and Trademark Security Agreements.

(d) Opinion of Counsel. The Bank shall have received from counsel for the each of the Borrowers a written opinion, satisfactory in form and substance to the Bank and its counsel, including without limitation due authority and enforceability opinions for each Borrower.

(e) No Event of Default. No Event of Default has occurred, and no Default shall have occurred, the Maximum Availability under the Line of Credit and the Equipment Maximum Availability under the Equipment Line of Credit, as applicable, shall not be exceeded at the time of the advance request or the making of the advance.

(f) No Material Adverse Change. There shall have been no material adverse change in the assets, liabilities, financial condition or business of the Borrowers since the date of any financial statements delivered to the Bank before or after the date of this Agreement.

(g) Collateral Priority. The Bank shall have received evidence satisfactory to it that all Loan Documents perfecting the Bank’s security interest in Collateral have been duly recorded and filed and all other action necessary to perfect the Bank’s liens in the Collateral have been taken such that the Bank’s liens shall constitute first priority perfected liens in all Collateral, subject to no other liens or encumbrances unacceptable to the Bank, all to the Bank’s complete satisfaction.

(h) Evidence of Insurance. At or prior to Closing, the Borrowers shall deliver to the Bank an insurance binder or binders evidencing insurance coverage(s) as required in Section 6.3 hereof.

(i) Organizational Documents. The Bank shall have received from each Borrower and satisfactorily reviewed and approved certified copies of the organizational documents for each Borrower and all amendments thereto, together with the resolutions of the appropriate parties authorizing the execution and

X-1

Exhibit 10.58

delivery of the Loan Documents, said organizational documents to be in form and substance satisfactory to the Bank and its counsel.

(j) Operating Accounts. Prior to Closing, the Borrowers shall establish its operating accounts with the Bank.

(k) Certificates. The Bank shall have received from the Borrowers and satisfactorily reviewed and approved Certificates of Legal Existence and Certificates of Good Standing issued by the Secretary of State for each jurisdiction in which each Borrower is registered to conduct its business, Certificates of Tax Good Standing issued by the Delaware Division of Revenue and the Massachusetts Department of Revenue and an accountant’s letter of tax good standing with respect to filing and payment of any and all taxes for the Borrowers.

(l) 2012 Financial Statements. The Bank shall have received and satisfactorily reviewed the 2012 financial statements of the Borrowers, said financial statements to be in form, scope and substance satisfactory to the Bank in its sole and absolute discretion.

(m) Other Conditions. There shall be compliance with all other conditions and provisions contained in this Agreement and the other Loan Documents as applicable pertaining to advances.”

5.Amendment to Section 5.2 of the Loan Agreement. Existing Section 5.2 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“5.2 Subsequent Advances. Every subsequent advance under the Line of Credit, the Equipment Line of Credit and the 2014 Equipment Line of Credit will be made subject to the continued satisfaction of the conditions set forth in Sections 5.1 (a) through (m) inclusive above through the date of the applicable advance and to the following additional conditions precedent that:

(a) Representations and Warranties. The representations and warranties contained in Section 4 hereof and in each other Loan Document shall be true and correct. Any request for a borrowing shall be deemed a certification by each Borrower as to the truth and accuracy of the representations and warranties contained in Section 4 hereof and in each other Loan Document as of the date of such request.

(b) Termination Date; Conversion Date. As applicable, the Termination Date (as defined in the Line Note) of the Line of Credit has not been reached, the Conversion Date (as defined in the Equipment Note) of the Equipment Line of Credit has not been reached and the 2014 Equipment Conversion Date (as defined in the 2014 Equipment Note) has not been reached.”

X-1

Exhibit 10.58

6.Amendment to Section H of Schedule A to the Loan Agreement. Existing Section H of Schedule A to the Loan Agreement is hereby deleted and the following is inserted in its stead:

“H. Use of Loan Proceeds.

1.
Proceeds of the Line of Credit are to be used to payoff and terminate the existing Line of Credit with Citizens Bank and other obligations to Citizens Bank, including but not limited to the letter of credit issued for the benefit of the Bank of Nova Scotia and to pay costs and expenses and costs associated with the Line of Credit, Term Loan and Equipment Loan with UniBank for Savings (including without limitation UniBank for Saving’s legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse associated with the Line of Credit dated March 29, 2013 this day.

2.
Proceeds of the Term Loan are to be used to pay off existing debt owing under existing equipment leases, to finance accounts payable and costs associated with the closure of the Borrower’s Wireless DX division, and to pay costs and expenses and costs associated with the Line of Credit, Term Loan and Equipment Loan with UniBank for Savings (including without limitation UniBank for Saving’s legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse associated with the Term Loan dated March 29, 2013.

3.
Proceeds of the Equipment Loan are to be used to purchase equipment and to pay costs and expenses and costs associated with the Line of Credit, Term Loan and Equipment Loan with UniBank for Savings (including without limitation UniBank for Saving’s legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse associated with the Equipment Loan dated March 29, 2013.

4.
Proceeds of the 2014 Equipment Line of Credit are to be used to purchase new and used equipment and to pay expenses and costs associated with the 2014 Equipment Line of Credit with UniBank for Savings (including without limitation UniBank for Savings’ legal costs and expenses) all as more particularly set forth in the authorization to disburse dated June 26, 2014.”

7.New Schedule G. The following new Schedule G attached hereto is added to the Loan Agreement following the end of Schedule F.

X-1

Exhibit 10.58

8. Other Loan Document Amendments and Reaffirmation. The 2014 Equipment Note and the other Third Modification Documents are being executed this date.

9.No Waiver. The Borrowers hereby acknowledge that the Bank has made no waiver of any provision of the Loan Documents nor of any Default or Event of Default which may exist and that no such waiver shall be implied by virtue of this Third Amendment or otherwise.

10.Costs and Expenses. The Borrowers will pay to the Bank upon demand all costs and expenses (including attorney’s fees) reasonably incurred by the Lender in connection with the documentation and closing of the Third Modification Documents.

11.Conditions. The effectiveness of the Third Modification Documents shall be conditioned upon, at the Bank’s option: (a) the execution and delivery of this Third Amendment to Loan and Security Agreement and the other Third Modification Documents by all of the parties thereto; and (b) the receipt by Bank of all other documents and certificates reasonably requested by Bank and its counsel including without limitation, the Bring Down Certificate for each Borrower.

12.Reaffirmation of Loan Documents. Except as expressly modified herein all other terms and conditions of the Loan Documents are hereby ratified and confirmed and the Loan Documents, as modified hereby, are and continue to be in full force and effect. All references in the Loan Documents to any Loan Document shall mean that Loan Document, as amended to date and as further amended from time to time.

13.Reaffirmation of Cross-Collateralization and Cross-Default. The Borrowers hereby acknowledge that the obligations of the Borrowers set forth in the Loan and Security Agreement and the other Loan Documents are intended to capture all obligations and debts of the Borrowers owing to the Bank. This includes any agreements, loan agreements, security agreements, mortgages, letters or credit, and any other existing or future loans. The Borrowers acknowledge that all obligations of the Borrowers owing to the Bank are cross-collateralized and cross-defaulted with all obligations outstanding.

[This space intentionally left blank; signature page to follow.]

X-1

Exhibit 10.58

IN WITNESS WHEREOF the parties have executed this instrument under seal as of the 26th day of June, 2014.

Borrowers:

Arrhythmia Research Technology, Inc.

_____________________________            By: /s/ Salvatore Emma, Jr.

Witness	Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Micron Products Inc.

_____________________________            By: /s/ Salvatore Emma, Jr.

Witness	Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Bank:

UniBank for Savings

_____________________________            By: /s/ John Decker

Witness	John Decker, Vice President

X-1

Exhibit 10.58

COMMERCIAL EQUIPMENT LINE OF CREDIT
PROMISSORY NOTE

$1,000,000.00                                 Worcester, Massachusetts
June 26, 2014

FOR VALUE RECEIVED Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (each and collectively, the “Borrower”) jointly and severally promise to pay to the order of UniBank for Savings (with its successors, assigns and any future holder or holders of this Note being the “Lender”) at its offices at 49 Church Street, Whitinsville, Massachusetts 01588 or at such other place as the Lender may from time to time designate in writing, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower under terms hereinafter set forth, whichever is less, in lawful money of the United States, to pay interest on each advance at a variable per annum rate equal to the Interest Rate (as hereafter defined), unless the Default Rate is in effect in which event the Interest Rate shall be the Default Rate. All advances shall be due and payable as set forth herein, but if not sooner paid, this Note and all amounts due hereunder shall be due and payable on June 26, 2020 (said date as the same may be extended from time to time in the Lender’s discretion, being the “Maturity Date”), without notice or demand.

This Note evidences the Borrower’s indebtedness under the $1,000,000 Equipment Line of Credit made by the Bank to the Borrower of even date herewith as defined in the Loan and Security Agreement among the Borrower and the Bank dated March 29, 2013 (as the same may be amended or modified from time to time, the “Loan Agreement”), incorporated herein by reference (the “2014 Equipment Line of Credit”).

Subject to the terms and conditions set forth herein and in the Loan Agreement, the Borrower may request advances and borrow funds under the 2014 Equipment Line of Credit during the period from the date hereof until the earlier of: (i) June 26, 2015 or (ii) the date upon which the amount of all advances under this Note are equal to the face amount of this Note (such date as it may be extended in writing from time to time, in the Bank’s sole discretion, being referred to herein as the “2014 Equipment Conversion Date”). The Borrower’s privilege to request advances and borrow funds under the 2014 Equipment Line of Credit shall terminate on the 2014 Equipment Conversion Date or, at the Bank’s option, an earlier Default or Event of Default. The aggregate amount of all advances advanced under the 2014 Equipment Line of Credit shall not exceed $1,000,000.00. Advances which are repaid may not be reborrowed. Should the amount of said advances at any time exceed the maximum amount permitted herein, the Borrower shall be obligated to immediately pay to the Bank the amount of such excess together with accrued and unpaid interest.

X-1

Exhibit 10.58

Interest on the outstanding principal of all advances hereunder shall be due and payable commencing one month from the date hereof and continuing monthly thereafter on the same day or last day, whichever shall first occur, of each succeeding month (each a “Payment Date”) until the 2014 Equipment Conversion Date.

Commencing with the first Payment Date after the 2014 Equipment Conversion Date, principal and interest shall be due and payable in consecutive monthly installments the number of which shall be equal to the number of months remaining between the 2014 Equipment Conversion Date and the Maturity Date and of which all but the last (the “Final Payment”) shall be in such amount as is necessary to amortize the outstanding principal balance of this Note with interest thereon at the rate applicable from time to time hereunder based upon an assumed direct reduction amortization schedule equal to six (6) years from the date of this Note. Each such monthly installment of principal and interest shall be subject to adjustment by the Lender from time to time in order to insure that payments are sufficient to properly amortize the then outstanding principal balance of this Note with interest thereon based upon the applicable assumed amortization schedule and changes in the rate of interest applicable from time to time to the principal balance of this Note. The Lender may adjust any monthly installment upon written notice to the Borrower if a failure to so adjust would result in less than the total amount of all accrued interest due being paid on any Payment Date (as hereafter defined).

The first of said consecutive monthly payments of principal and interest shall be due and payable on the first Payment Date after the 2014 Equipment Conversion Date and the remainder of said monthly payments shall be due on the same day or last day, whichever shall first occur, of each succeeding month thereafter (each a “Payment Date”). The Final Payment shall be in an amount equal to the then outstanding principal balance of this Note plus all accrued and unpaid interest and all other amounts owing hereunder. The Final Payment, unless sooner paid, shall be due and payable on the Maturity Date, without notice or demand.

This Note has been executed and delivered subject to the following additional terms and conditions:

1. Definitions. For purposes of this Note, the following terms shall have the following meanings:

1.1 “Banking Day” means any day other than a Saturday or Sunday, or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts.

1.2 “Base Rate” means the Federal Home Loan Bank of Boston Five Year Rate of interest, as disclosed on the rate sheet provided to Lender. In the event that such rate of interest currently referred to shall no longer exist or no longer be referred to as the “Federal Home Loan Bank of Boston Five Year Rate” or “Federal Home Loan Bank of Boston Rate”, or in the event the Lender or a future holder of the Note shall no longer use the Federal Home Loan Bank of Boston Five Year Rate as its reference rate of interest, then the term “Base Rate” shall be deemed to refer to the comparable reference rate of

X-1

Exhibit 10.58

interest adopted or used in lieu thereof by the Lender or any such future holder, which represents a reasonable substitute in the form of Standards Rates used in the market at that time such as the Treasury Rates or other indexes, whether such rate be referred as to the “Base Rate” or otherwise.

1.3 “Default” means the occurrence of an Event of Default or the occurrence of any event, which with the giving of notice or the passage of time, or both would constitute an Event of Default.

1.4 “Event of Default” has the meaning given to it in Section 11 hereof and the Loan Agreement and includes but is not limited to a failure by the Borrower to comply with any term or condition of this Note or any other Loan Document.

1.5 “Governing State” means the Commonwealth of Massachusetts.

1.6 “Interest Rate” shall have the meaning given to it in Section 2 hereof, unless the Default Rate is in effect, in which event the Interest Rate shall be the Default Rate.

1.7 “Loan Agreement” means the Loan and Security Agreement between the Lender and the Borrower dated March 29, 2013, as the same may be amended from time to time.

1.8 “Loan Documents” has the meaning given to it in the Loan Agreement and includes without limitation this Note and any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the loan evidenced by this Note (the “Loan”), or entered into between the Borrower or any one of them in favor of, or with, the Lender, at any time, for any purpose, all as amended, renewed or extended from time to time.

1.9 “Obligations” mean all liabilities, indebtedness, obligations, advances, covenants and loans now or hereafter due or owing by or from any Borrower (including without limitation any obligation as a guarantor) to the Lender of whatever kind, description or nature, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether or not currently contemplated at the time of this Agreement, whether now existing, or hereafter arising or created, whether such obligations be direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, or due or to become due, including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, and all indemnity and reimbursement obligations of any Borrower, actual or contingent, in respect of letters of credit or banker’s acceptances issued by the Lender for the account of or guaranteed by any Borrower, all obligations of any partnership of joint venture as to which any Borrower is or may become liable and any so called SWAP contracts entered into by or given by any Borrower to the Lender, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any and all obligations arising under any foreign exchange contracts, interest rate cap, floor or hedging agreements, or similar agreements, all obligations of any

X-1

Exhibit 10.58

Borrower to the Lender arising out of or in connection with any Automated Clearing House (“ACH”) Agreements relating to the processing of ACH transactions, all obligations of any Borrower to the Lender to repay overdrafts whether or not such obligations are related to the transactions described in the Notes and other Loan Documents, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money. The term “Obligations” shall also include without limitation all accrued interest and all costs and expenses, including attorney’s fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Lender in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations. The term “Obligations” shall be construed in its broadest and most comprehensive sense.

1.11 “Open Credits” mean the face amount of all letters of credit or bankers acceptances issued by the Lender for the account of any Borrower or guaranteed by any Borrower.

1.12 “Prime Rate” means the highest per annum rate of interest published by the Wall Street Journal from time to time as the Prime Rate. In the event that the reference rate of interest currently referred to in the Wall Street Journal as the “Prime Rate” shall no longer exist or no longer referred to as the “Prime Rate”, or in the event the Lender or a future holder of the Note shall no longer use the Wall Street Journal published Prime Rate as its reference rate of interest, then such term shall be deemed to refer to the comparable fluctuating reference rate of interest adopted or used in lieu thereof by the Lender or any such future holder, whether such rate be referred as to the “prime rate”, “base rate” or otherwise.

2. Interest Rate. Except as hereinafter provided, the outstanding principal balance of this Note shall bear interest at a fluctuating per annum rate of interest equal to the Prime Rate plus one quarter of one percent (0.25%) until the 2014 Equipment Conversion Date. On the 2014 Equipment Conversion Date, the per annum rate of interest shall be automatically adjusted to a fixed per annum rate equal to the greater of: (i) the Base Rate as at the 2014 Equipment Conversion Date plus three percentage points (3.00) or (ii) four and one quarter of one percent (4.25%), at which time the interest rate shall be fixed until the Maturity Date. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind. For all purposes of this Note, the Lender’s written notice or statement to the Borrower of the applicable rate of interest shall be conclusive and binding absent manifest error.

3. Advances, Notice Of Borrowing.

3.1 When the Borrower desires to borrow hereunder, it shall give the Lender notice specifying the date of the proposed borrowing (which shall be a Banking Day) and the amount to be borrowed. If any advance is made, the Lender shall record on the books

X-1

Exhibit 10.58

and records of the Lender an appropriate notation evidencing such advance, each repayment on account of the principal thereof and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error. Amounts borrowed under this Note may not be reborrowed. Unless a Default or an Event of Default occurs, the Borrower may borrow and repay under this Note; provided, however, that: (i) each request by the Borrower for an advance hereunder shall be accompanied by an invoice evidencing the price and specifications of the equipment being purchased; (ii) at no time shall the outstanding principal balance of this Note exceed an amount equal to the face amount of this Note minus the aggregate amount of all Open Credits (the “2014 Equipment Maximum Availability”); (iii) at no time shall advances be requested which would cause the outstanding principal balance of this Note to exceed the 2014 Equipment Maximum Availability; (iv) all outstanding principal plus accrued and unpaid interest shall be paid in full on the Maturity Date; and (v) any privilege to request advances hereunder shall terminate on the 2014 Equipment Conversion Date.

3.2 [Intentionally omitted].

3.3 Any advance hereunder shall not exceed eighty percent (80%) of the invoice amount of the equipment being purchased with the proceeds of the 2014 Equipment Line of Credit.

3.4 The making of any advances by the Lender to the Borrower under the 2014 Equipment Line of Credit in excess of the 2014 Equipment Maximum Availability is for the Borrower’s benefit and does not in any way effect the unconditional obligation of the Borrower to repay such advances under the terms of this Note and the other applicable Loan Documents. Without limiting any other rights available to the Lender under the Loan Documents, the Borrower agrees to pay to the Lender upon DEMAND (whether or not an Event of Default exists) the principal balance of the 2014 Equipment Line of Credit outstanding in excess of the 2014 Equipment Maximum Availability together with all accrued and unpaid interest.

4. Interest Rate/Payments.

4.1. Interest Rate, Payment of Interest. So long as no Event of Default has occurred and subject to the terms hereof, each advance hereunder shall bear interest at the interest rate called for and calculated pursuant to the terms of this Note.

4.2. Accounts; Records. The Lender is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of any Borrower with the Lender when and as it becomes due. All advances made by the Lender to the Borrower shall be evidenced by an appropriate notation on the books and records of the Lender, which records shall reflect each repayment on account of the principal

X-1

Exhibit 10.58

thereof, and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records of the Lender, as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error; provided, however, that the failure by the Lender to make any such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of the Borrower hereunder.

4.3 Additional Payments. If the Lender in its reasonable judgment determines that the effect of an applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Lender is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Lender of making or continuing a Loan hereunder or to reduce the amount of any payment of principal or interest receivable by the Lender thereon, then the Borrower shall pay to the Lender on demand such additional amounts as the Lender may determine in its sole and absolute discretion, to be required to compensate the Lender for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Lender. A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith. The Borrower shall pay any and all amounts so certified to it by the Lender within ten (10) days of receipt of such certificate.

5. 360 Day Year / Default Rate. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. To the extent allowed by applicable law, after the occurrence of any Event of Default, after the Maturity Date or after judgment has been rendered on this Note, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to four (4.000) percentage points greater than the Interest Rate called for and calculated pursuant to the terms of this Note (the “Default Rate”).

6. Late Charge. If a regularly scheduled payment is fifteen (15) days or more late, Borrower will be charged five percent (5.000%) of the unpaid portion of the regularly scheduled payment or twenty five dollars ($25.00), whichever is greater. If the Lender demands payment of the Loan and the Borrower does not pay the Loan within fifteen (15) days after the Lender’s demand, the Borrower will be charged either five percent (5.000%) of the unpaid principal plus accrued unpaid interest or twenty five dollars ($25.00), whichever is greater.

7. Expenses. The Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys’ fees (which may include, without limitation, the allocable cost of the Lender’s internal legal counsel) incurred: (a) in the protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof or any other Loan Document; (b) in the foreclosure or

X-1

Exhibit 10.58

enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof; (c) with respect to any action taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement; (d) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note; or (e) with respect to any act to protect defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against the Borrower or any endorser, guarantor or surety of this Note.

8. Prepayment. The Borrower may prepay this Note in whole or in part, at any time, without penalty or premium.

9. Mandatory Prepayment / Application of Payments.

9.1. The Borrower shall be required to prepay ON DEMAND all advances made under this Note to the extent the aggregate of all such advances exceeds the amounts permitted hereunder. In addition the Borrower shall pay, if applicable, charges incurred pursuant to the terms hereof.

9.2. All payments, including any prepayments shall, at the option of the Lender, be applied first to interest on the unpaid principal of all advances due under this Note, and then to the payment of all fees, costs, and expenses incurred by the Lender or owing to the Lender by the Borrower arising out of the loan transaction evidenced by this Note which have not been paid or reimbursed to the Lender, and then to the balance on account of the principal due under this Note.

Prepayments of principal (whether voluntary or involuntary) shall be applied to unpaid principal installments under this Note in inverse order of their maturity and shall not affect the obligation to pay regular installments due hereunder until the entire indebtedness is paid in full.

10. Loan Agreement. This Note has been executed and delivered in accordance with the Loan Agreement which sets forth further terms and conditions upon which the entire unpaid principal hereof and all interest hereon may become due and payable prior to the Maturity Date, and generally as to further rights of the Lender and duties of the Borrower with respect hereto. Capitalized terms not defined herein which are defined terms in the Loan Agreement shall have the meanings set forth therein. No reference to the Loan Agreement or other Loan Documents or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay principal or interest or other amounts owing under this Note.

11. Default.

11.1.    The happening of any of the following events or conditions shall constitute an “Event of Default” under this Note:

X-1

Exhibit 10.58

11.1.1. Failure to make any payment of principal or interest or any sum due under this Note or any other promissory note or instrument made by the Borrower or any one or more of them in favor of the Lender; or

11.1.2. Failure by any Borrower to observe or perform any covenant contained herein; or

11.1.3 A default or the occurrence of an event of default in any other Loan Document including, without limitation, an Event of Default as defined in the Loan Agreement.

11.2. Upon and after the occurrence of a Default or an Event of Default, the availability of advances hereunder shall, at the option of the Lender, be deemed to be automatically terminated. Upon and after an Event of Default, at the option of the Lender, the whole of the indebtedness evidenced by this Note, including principal and interest, and all other amounts which may be or become due or owing by the Borrower to the Lender shall, at the option of the Lender, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

12. Waivers, Consent to Jurisdiction. Each Borrower agrees that no delay or failure on the part of the Lender in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Each Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.

Each Borrower hereby waives such rights as it may have to notice and/or hearing under any applicable federal or state laws pertaining to the exercise by Lender of such rights as the Lender may have regarding the right to seek prejudgment remedies and/or deprive Borrower of or affect the use of or possession or enjoyment of Borrower’s property prior to the rendition of a final judgment against the Borrower. Each Borrower further waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such

X-1

Exhibit 10.58

prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.

EACH BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND ACCEPT THIS NOTE.

Each Borrower hereby agrees that the following courts: State Court - Any state or local court of the Governing State; Federal Court - United States District Court for the District of the Governing State; or at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Note or to any matter arising in connection with this Note. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Note to enforce the same in any appropriate jurisdiction.

This Note shall be governed by and construed in accordance with the laws of the Governing State.

13. Maximum Permissible Interest Rate. The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

X-1

Exhibit 10.58

14. Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

15. Transfer and Assignment.

15.1.    The Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act. 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

15.2.    The Lender shall have the unrestricted right at any time or from time to time, and without any Borrower’s consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more lenders or other entities (each an “Assignee”), and each Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other documents, instruments, and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender or any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by the Lender in connection with such assignment, and the payment by such Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.

15.3.    The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower to grant to one or more institutions or other persons (each a “Participant”) participating interests in the Lender’s obligations to lend hereunder and/or any or all of the loans held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant,

X-1

Exhibit 10.58

whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with Lender’s rights and obligations hereunder. The Lender shall furnish any information concerning the Borrower in its possession from time to time to any prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to maintain the confidentiality of such information.

16. Setoff. Each Borrower hereby grants to the Lender a lien, security interest, and a right of setoff as security for all of the Obligations, upon and against all deposits, credits, collateral, and property of any Borrower, now or hereafter in the possession, custody, safekeeping, or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF EACH BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED. The Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and each Borrower waives, to the fullest extent that it lawfully can: (a) any right it might have to require the Lender to pursue any particular remedy before proceeding against them; and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.

17. Security. This Note and all other Obligations are secured by all assets of each Borrower whenever arising or created in accordance with the terms of the Loan Agreement and all other documents which create or perfect security interests in assets or properties of any Borrower. This Note and all other Obligations are further secured by that certain specific equipment of the Borrower to be purchased with the proceeds of the Loan.

18. Extension of Relevant Dates. In the event that any relevant date upon which a payment is due and payable under this Note or which affects any interest rate option of the Borrower shall fall on a date which is not a Banking Day, then any such relevant date may be extended by the Lender in accordance with the Modified Following Banking Day Convention and interest shall continue to accrue, and the relevant due dates shall also be extended, for the period of that extension at the interest rate or rates then in effect. For purposes hereof, the “Modified Following Banking Day Convention” shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day. When used in conjunction with the term, “Modified Following Banking Day Convention”, and a date, such term shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.

X-1

Exhibit 10.58

Notwithstanding anything to the contrary hereinabove contained, if application of the Modified Following Banking Day Convention would cause any payment due under the terms of this Note to be due and payable in a calendar month which differs from the month in which the payment would otherwise have been due, then, at the Lender’s option, the Modified Following Banking Day Convention shall not apply and such payment shall be due and payable on the immediately preceding Banking Day.

19. Joint and Several Obligations; Miscellaneous. This Note and all representations and covenants of the Borrower herein shall be the joint and several obligation of the Borrower and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all. This Note is the final, complete and exclusive statement of the terms governing this Note. No modification or amendment hereof shall be effective unless the same shall be in writing and signed by the Lender and the Borrower. If any provision of this Note shall to any extent by held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Lender, its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

20. Acknowledgment of Borrower. The Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

21. COMMERCIAL TRANSACTION. EACH BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION.

[This space intentionally left blank; signature page to follow.]

X-1

Exhibit 10.58

This Note has been executed as a sealed instrument on the date first above written.

Arrhythmia Research Technology, Inc.

_____________________________            By: /s/ Salvatore Emma, Jr.

Witness	Salvatore Emma, Jr., President and Chief Executive Officer
Duly Authorized

Micron Products Inc.

_____________________________            By: /s/ Salvatore Emma, Jr.

Witness	Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

X-1